EXHIBIT 32

THE SANDS REGENT AND SUBSIDIARIES

CERTIFICATION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification of Chief Executive and Principal Accounting Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Sands Regent, a Nevada corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 21, 2005

By:	/S/ Ferenc B. Szony
Ferenc B. Szony
President and Chief Executive Officer

By:	/S/ Cornelius T. Klerk
Cornelius T. Klerk
Chief Financial and Principal Accounting Officer